UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 4, 2014

MyGo Games Holding Co.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-55080 (Commission File Number)	27-1070374 (IRS Employer Identification No.)

12708 Riata Vista Circle, Suite B-140
Austin, TX 78727
(Address of principal executive offices) (Zip Code)

(832) 900-9366
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Mr. Hammett

On September 4, 2014, Mr. Daniel Hammett delivered his resignation as a director of the Registrant.  Mr. Hammett delivered the resignation in writing and verbally to Mr. Paul Watson and Mr. Henry Gordon, directors of the Registrant acting on behalf of the board of directors.

Mr. Hammett has subsequently denied that he delivered a written resignation to the board of directors of the Registrant and currently disputes with the Registrant that he has resigned from its board of directors.

Mr. Hammett’s resignation is in relation to a disagreement between the Registrant and Mr. Hammett regarding alleged violations by Mr. Hammett of the Registrant’s Code of Business and Ethical Conduct.  The alleged violations are the subject of an ongoing internal investigation by independent counsel hired by the Registrant.

Mr. Hammett has been provided a copy of this Form 8-K concurrently with its filing with the United States Securities and Exchange Commission and pursuant to Item 5.02(a)(3), the Registrant will file any letter received by Mr. Hammett regarding the disagreement over his resignation and the alleged violations of the Registrant’s Code of Business and Ethical Conduct within two business days of receipt of such letter by the Registrant pursuant to an amendment to this Form 8-K.

Removal of Officers

On September 10, 2014, the Registrant’s board of directors removed Mr. Hammett as Chairperson and Chief Executive Officer of the Registrant. Mr. Hammett’s removal was in relation to the disagreement with the Registrant over alleged violations of the Registrant’s Code of Business and Ethical Conduct. The alleged violations are the subject of an ongoing internal investigation by independent counsel hired by the Registrant. Mr. Hammett disputes that the board of directors has taken valid action to remove him from his offices.

On September 10, 2014, the Registrant’s board of directors removed Mr. Daniel Miller as Chief Operating Officer and Secretary of the Registrant.  Mr. Miller’s removal was in relation to the disagreement with the Registrant over alleged violations of the Registrant’s Code of Business and Ethical Conduct.  The alleged violations are the subject of an ongoing internal investigation by independent counsel hired by the Registrant. Mr. Miller disputes that the board of directors has taken valid action to remove him from his offices.  Mr. Miller remains a director of the Registrant but has been asked by the remaining directors of the board of directors to resign that position, as a result of the alleged violations of the Registrant’s Code of Business and Ethical Conduct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 11, 2014

MyGo Games Holding Co.

By:  /s/ Paul Watson
Paul Watson
President & Chief Financial Officer